SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 29, 2014

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

Community Trust Bancorp, Inc.’s Annual Meeting of Shareholders was held on April 29, 2014.  The following items were approved:

1)           Election of the following members to CTBI’s Board of Directors for the ensuing year:

Nominee	For	Withheld
Charles J. Baird	9,481,978	636,708
Nick Carter	10,077,257	41,429
Jean R. Hale	9,928,391	190,295
James McGhee II	10,074,101	44,585
M. Lynn Parrish	9,831,876	286,810
Dr. James R. Ramsey	10,082,759	35,927
Anthony W. St. Charles	10,089,985	28,701

2)           Ratification of CTBI’s independent registered public accounting firm, BKD, LLP, for 2014

For	Against	Abstained
12,124,321	58,491	54,041

3)           The advisory (nonbinding) resolution relating to executive compensation

For	Against	Abstained
9,583,360	399,660	135,666

Item 8.01 Other Events--Issuance of Press Release announcing Stock Dividend provided under Items 7.01 and 8.01 of Form 8-K

Community Trust Bancorp, Inc. announced the declaration of a 10% stock dividend to shareholders of record on May 15, 2014.  The dividend will be distributed on June 2, 2014.  This dividend is in addition to the quarterly cash dividend of $0.29 per share, after adjusting for the stock dividend.  The cash dividend will be paid on July 1, 2014 to shareholders of record on June 15, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: May 1, 2014	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President, and Chief Executive Officer